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EXHIBIT 23.2

CONSENT OF FORREST A. GARB & ASSOCIATES, INC.,
INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-132595) and (No. 333-143304) and on Form S-3 (No. 333-138003; 333-126167; and 333-129979) of Cano Petroleum, Inc. of our estimates of reserves included in this Annual Report on Form 10-K and to all references to our firm included in this Annual Report.

/s/ Mark A. Murray FORREST A. GARB & ASSOCIATES, INC.

Dallas, Texas

September 11, 2007

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CONSENT OF FORREST A. GARB & ASSOCIATES, INC., INDEPENDENT PETROLEUM ENGINEERS